Exhibit 99.1

Red Hat to Acquire API Management Leader 3scale

Accelerates digital transformation with API driven hybrid-cloud architectures

RALEIGH, N.C.– JUNE 22, 2016 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that it has signed a definitive agreement to acquire 3scale, a leading provider of application programming interface (API) management technology. By adding 3scale to its existing portfolio, including Red Hat JBoss Middleware, Red Hat OpenShift and Red Hat Mobile Application Platform, Red Hat strengthens its enablement of the API economy with simplified cloud integration and microservices-based architectures.

In an era of digital transformation, agile development practices, and hybrid technology footprints, the API economy has become the norm. Forrester has estimated that 40 percent of U.S. companies will have API management solutions in 2020, spending $660 million in that year.1 Managed APIs are becoming strategic in the enterprise because they enable organizations to rapidly deliver new services that are easy to consume yet secure, scalable, and reliable, as well as enabling services (as APIs) to be monetized as products. Emerging architectures that decompose functionality into ever more finely-grained components—“microservices”—driven by mobile, the Internet of Things (IoT), and other trends, have further heightened the need for API management.

3scale was founded in 2007 with a goal of enabling organizations of all sizes to successfully create, manage, and use APIs in a web-enabled world where APIs became paramount. Today, 3scale offers a hybrid cloud based API management platform, which separates the cloud management layer from the API gateway, providing customers with flexibility, performance, and scale. 3scale provides this API management platform within a self-service model at more than 700 organizations across multiple industries, including Campbell’s Soup; Cartera Commerce; CrunchBase; Johnson Controls; Oxford University Press; SITA; and the University of California, Berkeley. 3scale has offices in Barcelona and San Francisco.

3scale and Red Hat began partnering in early 2015 to deliver a comprehensive platform for API-based application development. The joint solution combined the 3scale API Management Platform with technologies from Red Hat JBoss Middleware, Red Hat OpenShift and Red Hat Mobile Application Platform to provide an API-centric development, deployment, and management offering designed to accelerate application time-to-market. Red Hat JBoss Middleware customers will benefit from the hybrid-cloud capabilities from 3scale for modern architectures. Mobile application development in particular is highly API-centric and 3scale’s platform combined with the Red Hat Mobile Application Platform can lead to development and management simplicity at massive scales.

[1]	Forrester Research, “Sizing The Market for API Management Solutions,” April 2, 2015.

Most recently, 3scale introduced a containerized version of their API Gateway for Red Hat OpenShift, enabling users to easily and consistently create applications with microservices distributed across diverse, hybrid environments. The combined power of Red Hat’s container application platform and 3scale’s API management capabilities enables customers to simplify and automate tasks, helping reduce errors while increasing flexibility and control.

Red Hat has provided enterprises with leading open source platforms for building modern applications, integration and automation solutions. With the addition of 3scale’s API management solutions, and its existing middleware, container application platform, and mobile offerings, Red Hat can further simplify and accelerate customers’ digital strategies and accelerate time-to-market for API initiatives, and enable enterprises to innovate faster, in a smarter way.

The acquisition is expected to have no material impact to Red Hat’s revenue for the second fiscal quarter ending August 31, 2016 (the “second quarter”), or its fiscal year ending Feb. 28, 2017 (“fiscal 2017”). Management expects GAAP operating expense to increase by approximately $3 million, or ($0.01) per share, in the second quarter and approximately $7 million, or ($0.03) per share, for fiscal 2017 as a result of the transaction. Management expects that non-GAAP operating expense will increase by approximately $1.5 million, or approximately ($0.01) per share, in the second quarter and approximately $5 million, or approximately ($0.03) per share, for fiscal 2017 as a result of the transaction. Red Hat calculates non-GAAP operating expense by subtracting from GAAP operating expense the estimated impact of non-cash share-based compensation expense, which is expected to increase by approximately $0.8 million for the second quarter, amortization of intangible assets, which is expected to increase by approximately $0.2 million for each of the remaining quarters in fiscal 2017, and transaction costs related to business combinations, which are expected to be less than $1 million in the second quarter. For Red Hat’s full forecast, including the expected impact of the transaction on GAAP and non-GAAP operating margin and GAAP and non-GAAP earnings per share, refer to the guidance provided in its June 22, 2016 earnings press release.

The transaction is expected to close in June 2016, subject to customary closing conditions.

Supporting Quotes

Craig Muzilla, senior vice president, Application Platforms Business, Red Hat

“APIs play an important role in helping to accelerate innovation and business growth in the digital economy. With digital transformation initiatives identified as a top priority for organizations today, API management has become the foundation for exposing those APIs for better use, performance, and value creation. 3scale complements our existing middleware product portfolio and Red Hat OpenShift by enabling companies to create and publish APIs with tools such as Red Hat JBoss Fuse, and then manage and drive adoption of those APIs once they have been published.”

Steve Willmott, CEO, 3scale

“We’ve already seen great customer success combining Red Hat’s excellent middleware platform with 3scale API management, and we see tremendous opportunity to benefit customers even more as they expand their API, middleware and microservices plans. We see this as a natural extension of our relationship, and we’re excited to be joining an organization with such a strong commitment to open standards, open source and spreading the benefits of technology.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

###

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, JBoss, and OpenShift are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

Contact:

Red Hat, Inc.

Media Contact:

Stephanie Wonderlick

+1 571-421-8169

swonderl@redhat.com

Investor Relations:

Tom McCallum

+1 919-754-4630

tmccallum@redhat.com